Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Autobytel Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2011 (the “Report”), we, Jeffrey H. Coats, President and Chief Executive Officer of the Company, and Curtis E. DeWalt, Senior Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange

Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Jeffrey H. Coats
Jeffrey H. Coats
President and Chief Executive Officer
May 6, 2011

/s/ Curtis E. DeWalt
Curtis E. DeWalt
Senior Vice President and
Chief Financial Officer
May 6, 2011

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Autobytel Inc. and will be retained by Autobytel Inc. and furnished to the Securities and Exchange Commission or its staff upon request.